UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2014

STRATEGIC INTERNET INVESTMENTS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	33-28188	84-1116458
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

24 First Avenue, P.O. Box 918, Kalispell, MT, 59903

(Address of principal executive offices)

Registrant’s telephone number, including area code: 406-552-1170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

On June 10, 2014, Strategic Internet Investments Inc. (hereinafter “SIII”) entered into a Sales and Purchase Agreement (the “Agreement”) with PG Proje Gelistirme Gayrimenkul Kiralama ve insaat A.S. (hereinafter “PG”) and STAR Leisure & Entertainment Inc. (hereinafter “Star Leisure”).  This is a non-arm’s length transaction on the basis that Mr. Abbas Salih is a controlling shareholder and Director of both SIII and Star Leisure and will indirectly holds minor interest in PG.

Whereas PG declares that it is the owner of Real Estate retail outlets in Turkey, namely the Akcenter Outlet and Shopping Center (the “Property”).

Whereas Star Leisure and the SIII (hereinafter together referred to as the “Purchasers”) are jointly desirous or purchasing the Property of PG, intending to finance the acquisition price of Euro 60,000,000 through a combination of, bank loans for up to 50% of the acquisition price and by way of issuance of SIII equity.  The SIII equity is anticipated to the issuance of preferred shares.

As funding has not yet been fully secured for this transaction there can be no assurances the transaction will proceed and SIII management cautions investors of this risk.

To view the agreement in full visit

“www.siiincorporated.com/images/Legal/2014/Agreement_PG_StarLeisure_SIII_06102014.pdf”

Item 1.02         Termination of a Material Definitive Agreement

On June 11, 2014, Strategic Internet Investments Inc (hereinafter “SIII”) informed G7 Entertainment Ltd (hereinafter “G7”) that they would no longer be pursuing the joint venture agreement as outlined in the Letter of Intent (the “LOI”) originally signed on August 18, 2012 and filed on EDGAR on August 23, 2012, due to poor market conditions and lack of progress in advancing the project.  Accordingly the LOI has been terminated as of the above date.

Item 3.02         Unregistered Sales of Equity Securities

On June 10, 2014, the Strategic Internet Investments Inc. (hereinafter “SIII”) entered into a Subscription Agreement (the “Subscription Agreement”) with certain investors named therein (the “Subscribers”). Under the terms of the Subscription Agreement, the Company has agreed to issue to the Subscribers, in a private placement transaction (the “Private Placement”), an aggregate of 1,200,000 newly issued shares (the “Private Placement Shares”) for an aggregate purchase price of $50,000.00 or $0.04 per share.  SIII has received the proceeds of the private placement and the Private Placement Shares will be issued forth with Rule 144 restricted shares.

Immediately following the closing of the Private Placement, the number of issued and outstanding shares of the Company’s common stock will increase from 35,159,391 to 36,359,391.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Internet Investments, Incorporated (Registrant)

Date: June 20, 2014	By:	/s/ Fred Schultz
Fred Schultz, Director